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                                                                    Exhibit 10.5


                               EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION

THIS AGREEMENT, dated as of the 26th day of February 1999, between Bell Atlantic Network Systems Company ("Bell") and FLAG Telecom Holdings Limited (the "Company")

                                   WITNESSETH:

WHEREAS, pursuant to an exchange of Shares made contemporaneously herewith, Bell has exchanged 21,996,928 Shares in FLAG Limited ("FLAG") solely in exchange for 21,996,928 Shares in the Company as an element of a larger transaction that is intended to qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, Bell owns an additional 217,536,730 Shares in FLAG, which Bell wishes to transfer in exchange for, and which the Company wishes Bell to transfer in exchange for, 217,536,730 Shares in the Company, if and when Bell obtains Regulatory Approval as described in Clause 2.1; and

WHEREAS, the Company has agreed to issue 217,536,730 Shares of the Company to Bell in exchange for Bell's transferring to the Company all of Bell's remaining Shares in FLAG.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS AND CONSTRUCTION

1.1 For purposes of this Agreement, the following terms shall have the following meanings and terms defined elsewhere in this Agreement shall have the meanings ascribed thereto:

         "Affiliate" shall mean, with respect to any entity, any company or other entity controlling, controlled by or under common control with such first entity. For purposes of this Agreement, "control" means the possession directly or indirectly through beneficial ownership or otherwise of the power to direct or cause the direction of the management or policies of a company or other entity, whether through the ownership of voting securities, by contract or otherwise and cognate terms shall have a corresponding meaning.

         "Credit Agreement" shall mean the credit agreement dated 28 January 1998, among FLAG, the lenders from time to time parties thereto, Barclays Bank PLC, as administrative agent, and the International Trust Company of Bermuda Limited, as collateral trustee (the "Collateral Trustee").


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         "Regulatory Approval" shall mean (i) the approval by the United States
         Federal Communications Commission ("FCC") of an application by Bell Atlantic Corporation or its Affiliate to provide interLATA telecommunications services in New York State under section 271 of the Communications Act of 1934, as amended, and (ii) any additional approval which Bell and the Company jointly determine is required from the FCC in the event that the exchange of Shares contemplated in Clause 2.1(b) will or may result in a change of control of the Company.

         "Shares" shall mean shares of ordinary voting common stock of FLAG or the Company, as relevant.

         "Stock Option Plan" shall mean the FLAG Limited 1998 Long-Term Incentive Plan, as assumed by the Company.

1.2 References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.

2.       EXCHANGE OF SHARES

2.1 As soon as is practicable, but in no event more than five days, after the receipt by Bell or its Affiliate of Regulatory Approval:

         (a) the Company shall apply to the Bermuda Monetary Authority for consent for the transfer by Bell to the Company of Bell's Shares in FLAG; and

         (b)      as soon as such consent is obtained,

                  (i) Bell shall transfer 217,536,730 Shares in FLAG (being all of Bell's remaining Shares in FLAG) to the Company; and

                  (ii) the Company shall in exchange for the Shares transferred to it pursuant to (i) issue to Bell or its Affiliate 217,536,730 (or such other number of Shares as may be required pursuant to Clause 3.2) Shares in the Company.

         The exchange described in this Clause is intended to constitute, and shall be treated by the parties as, a tax-free reorganization under
         Section 368 of the Code.

2.2 Simultaneously with the exchange of Shares referred to in Clause 2.1(b), Bell shall procure the immediate resignation from the board of directors of FLAG of all directors nominated by Bell.

2.3 In the event that neither Bell nor any of its Affiliates shall have obtained Regulatory Approval within three years after the date hereof, the obligation of Bell to exchange its Shares in FLAG for Shares in the Company and the obligation of the Company to issue Shares in the Company in exchange for Bell's Shares in FLAG as provided herein, each shall terminate and all rights and obligations hereunder shall become null and void.


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2.4      The parties acknowledge that the Shares in FLAG held by Bell and the
         Company are subject to security interests in favour of the Collateral Trustee under the Credit Agreement and agree that the transfer of Shares in FLAG provided for herein shall be subject to any subsisting security interests required in accordance with the terms of the Credit Agreement.

2.5 The obligations set forth in Clause 2.1 shall continue after any initial public offering by the Company or an Affiliate thereof.

3.       OBLIGATIONS CONCERNING SHARES

3.1 Prior to the completion of the transfers referred to in Clause 2.1(b), the Company shall not issue any additional shares or other interests in the Company except for:

         (a) additional shares issued in connection with an initial public offering of the Shares in the Company; and

         (b) additional shares or other interests which represent common stock (or options or warrants to purchase the same) issued by the Company under the Stock Option Plan.

3.2 In the event of any recapitalisation, forward or reverse split, stock dividend, reorganisation, merger, consolidation, spin-off, combination, repurchase or exchange of Shares of the Company, the number of Shares in the Company which the Company shall issue to Bell in exchange for Bell's Shares in FLAG in accordance with Clause 2.1(b) shall be adjusted proportionately so as to prevent dilution or enlargement of Bell's rights in the Company, other than any dilution which may result from the issuance of Shares of the Company as provided in Clause 3.1.

3.3 The Company covenants that it will at all times reserve and keep available free from any pre-emptive rights out of its authorised but unissue share capital a sufficient number of Shares for issue pursuant to the exchange described in Clause 2.1(b).

3.4 The Company covenants that if any Shares required to be reserved for purposes of this Agreement require registration with or approval of any governmental authority or listing on any securities exchange before such Shares may be issued, the Company will in good faith and as expeditiously as possible use its reasonable endeavours to cause such Shares to be duly registered, approved or listed, as the case may be.

3.5 All Shares allotted pursuant to this Agreement shall rank pari passu in all respects with the Shares of the Company in issue at that time and shall accordingly entitle Bell to participate in full in all dividends or other distributions paid or made on the issued Shares


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         of the Company after the date of allotment other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date therefor shall be before the date of allotment.

4.       ASSIGNMENT

         Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the parties are personal to that party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of and any attempted assignment, delegation, transfer or other disposition in violation of this Clause shall be void, except that Bell may assign, delegate, transfer or otherwise dispose of its interest herein to an Affiliate of Bell, as long as such Affiliate (i) acquires from Bell all of Bell's Shares in both FLAG and the Company and (ii) agrees to be bound by the terms of this Agreement.

5.       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof.

         Each party acknowledges that it is not relying on any statements, warranties or representations given or made by the other party relating to the subject matter hereof, save as expressly set out in this Agreement.

6.       VARIATION

         No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the parties.

7.       NOTICES

         Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if in English, and delivered by hand or sent by prepaid international courier of international reputation addressed to the appropriate party at the following address or to such other address or places as such party may from time to time designate:


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                  if to the Company:        FLAG Telecom Holdings Limited
                                            The Emporium Building
                                            69 Front Street -- 4th floor
                                            Hamilton HM12, Bermuda
                                            Attention:  Chairman and CEO
                                            Tel:  1 441 296 0909
                                            Fax:  1 441 296 0938

                  with a copy to:           FLAG Telecom Limited
                                            103 Mount Street -- 3rd Floor
                                            London W1Y 5HE
                                            U.K.
                                            Attention:  General Counsel
                                            Tel:  44 171 317 0800
                                            Fax:  44 171 317 0800

                  if to Bell:               Bell Atlantic
                                            1095 Avenue of the Americas
                                            New York, NY 10036
                                            USA
                                            Attention:  President --
                                            International Group

                  with a copy to:           Bell Atlantic
                                            1095 Avenue of the Americas
                                            New York, NY 10036
                                            USA
                                            Attention: Associate General
                                            Counsel--International
                                            Tel:  1 212 395 2376
                                            Fax:  1 212 764 2739

         Any notice, request, demand or other communication given or made pursuant to this Clause shall be deemed to have been received (i) in the case of hand delivery or courier, on the date of receipt as evidenced by a receipt of delivery from the recipient, (ii) in the case of mail delivery, on the date which is seven days after the mailing thereof and (iii) in the case of transmission by facsimile, on the date of transmission with confirmed answer back. Each such communication sent by facsimile shall be promptly confirmed by notice in writing hand-delivered or sent by courier, mail or air mail as provided herein, but failure to send such a confirmation shall not affect the validity of such communication.


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8.       COUNTERPARTS

         This Agreement may be executed in counterparts. Any single counterpart or set of counterparts signed, in either case, by both Parties herein shall constitute a full and original agreement for all purposes.

9.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of New York without regard to the laws of New York governing conflicts of law.

IN WITNESS WHEREOF the parties have entered into this Agreement as of the date and year first above written.

FLAG TELECOM HOLDINGS LIMITED                 BELL ATLANTIC NETWORK SYSTEMS
                                              COMPANY


By:   /s/ Judith Collis                        By:   /s/ Daniel C. Petri
      --------------------------------               ---------------------------
      Name: Judith Collis                            Name: Daniel C. Petri
      Title: Deputy Chairperson                      Title: President